EXHIBIT 23.3

Consent of Lee Keeling and Associates, Inc. – Independent Petroleum Engineers

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our “Appraisal of Oil and Gas Properties dated January 1 2005” which appears in Arena Resources, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2004. We further consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

Lee Keeling and Associates, Inc.
Tulsa, Oklahoma
 October 13, 2005